UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

ARCADIA RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The descriptions of the entry into and the amendments to certain material agreements of Arcadia Resources, Inc. ("Arcadia Resources") are set forth in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2008, Arcadia Products, Inc., a wholly-owned indirect subsidiary of Arcadia Resources and Arcadia Product, Inc.'s subsidiaries (collectively with Arcadia Products, Inc., "Arcadia Products") entered into a Revolving Line of Credit and Security Agreement (the "Loan Agreement") with certain affiliates of JANA Partners, LLC ("JANA"). The Loan Agreement provides Arcadia Products with a revolving credit facility of up to $5,000,000 (the "Loan"). Arcadia Products may request advances up to an amount equal to (i) 80% of the eligible accounts receivable, plus (ii) 60% of the eligible inventory, plus (iii) 100% of cash and cash equivalent and (iv) 50% of eligible property, equipment and machinery. The proceeds of the Loan are to be applied to the repayment of the outstanding principal and interest owed under Arcadia Products' credit facility with Presidential Healthcare Credit Corporation, dated September 26, 2007 (which facility was terminated and satisfied in full on March 31, 2008). The Loan Agreement provides for an annual interest rate of 10%, compounded monthly, which is payable quarterly in arrears in cash or by adding the accrued interest to the principal balance of the Loan, at the option of Arcadia Products. The maturity date of the Loan is October 1, 2009. The Loan is secured by the assets of Arcadia Products. The Loan Agreement contains customary representations and warranties of Arcadia Products. Events of default include a default in any covenant, condition or agreement in the Loan Agreement. Upon an event of default, JANA may declare immediately due and payable the outstanding principal, accrued and unpaid interest and any other amounts due and payable under the Loan.

Arcadia Resources issued a press release on April 1, 2008 announcing the Loan Agreement. The press release is attached hereto as Exhibit 99.1.

On March 31, 2008, Vicis Capital Master Fund ("Vicis") purchased from JANA $5,000,000 of the principal balance of the existing $17,000,000 Amended and Restated Promissory Note issued to JANA by Arcadia Resources on June 25, 2007, as amended on January 21, 2008, having a maturity date of October 1, 2009 (the "Original JANA Note").

  JANA directed Arcadia Resources to issue a $12,000,000 Second Amended and Restated Promissory Note, in the name of JANA dated March 31, 2008 having the same terms as the Original JANA Note (the "Amended JANA Note"), and agreed to a modification from the Original JANA Note providing that beginning with the March 31, 2008 interest payment, interest on the principal balance of the Amended JANA Note may be paid in cash or by adding the accrued interest to the principal balance of the Amended JANA Note, at the option of Arcadia Resources.

  JANA directed Arcadia Resources to issue a $5,000,000 Promissory Note in the name of Vicis dated March 31, 2008, having the same terms as the Original JANA Note (the "Vicis Note"). Immediately following the issuance of the Vicis Note, Vicis and Arcadia Resources agreed to amend the Vicis Note (the "Vicis Amendment") to provide (i) that beginning with the March 31, 2008 interest payment, interest on the principal balance of the Amended JANA Note may be paid in cash or by adding the accrued interest to the principal balance of the Amended JANA Note, at the option of Arcadia Resources and (ii) the maturity date would be extended from October 1, 2009 to December 31, 2009. As consideration for the Vicis Amendment, the Arcadia Resources and Vicis agreed to amend the Series B-2 Warrant to purchase 3,111,111 shares of Common Stock held by Vicis, dated September 26, 2005, to (i) modify the exercise price to $1.20 per share, (ii) to provide certain anti-dilution protections for equity issuances by Arcadia Resources occurring before May 24, 2010 at prices less than $1.19 per share and (iii) to extend the expiration date for the Warrant to May 24, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Loan Agreement, dated March 31, 2008
10.2	Amended JANA Note, dated March 31, 2008
10.3	Vicis Note, dated March 31, 2008
10.4	Vicis Amendment, dated March 31, 2008
99.1	Press Release, dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc. By: /s/ Michelle M. Molin Michelle M. Molin Its: General Counsel, Executive Vice President and Secretary

Dated: April 2, 2008